Higher Quality Customer & Revenue Mix (1)

Related Parties

3%

Intercarrier Compensation

7%

End User

50%

Carrier/ISP

40%

A year ago Today

Enterprise/End 41% 50%

Users

Carrier & ISP 46% 40%

Related Parties (2) 4% 3%

Intercarrier

Compensation 9% 7%

100% 100%

(1) Adjusted revenue for the three months ended March 31, 2004 and 2003, excluding WorldCom settlements.

(2) Related parties include Time Warner Inc. and Advance/Newhouse.

Quarterly Results . .. .

Net Change

$            in millions

Q1 03 Q1 04 $ %

Adjusted Revenue (1)

Enterprise $ 66.9 $ 78.9 $ 12.0 18%

Carriers & ISP

Carrier & ISPs 64.4 58.9 (5.5) (9%)

WorldCom 11.7 5.0 (6.7) (57%)

76.1 63.9 (12.2) (16%)

Related Parties 7.7 5.6 (2.1) (27%)

Service Revenue Subtotal 150.7 148.4 (2.3) (2%)

Inter-carrier Compensation 14.3 10.9 (3.4) (24%)

Adjusted Revenue $ 165.0 $ 159.3 $ (5.7) (3%)

Adjusted EBITDA (1) $ 48.7 $ 49.3 $0.6 1%

Adjusted EBITDA Margin (1) 29% 31% 200 bps.

(1) Excludes WorldCom settlements.

Trailing 4 Quarters Results . . .

$            in millions Last 12 mo. ended Net Change

3/31/03 3/31/04 $ %

Adjusted Revenue (1)

Enterprise $ 249.3 $ 301.7 $ 52.4 21%

Carriers & ISP

Carrier & ISPs 267.9 244.7 (23.2) (9%)

WorldCom 60.8 24.0 (36.8) (61%)

328.7 268.7 (60.0) (18%)

Related Parties 31.3 31.3 - -

Service Revenue Subtotal 609.3 601.7 (7.6) (1%)

Inter-carrier Compensation 63.5 44.0 (19.5) (31%)

Adjusted Revenue

$ 672.8 $ 645.7 $ (27.1) (4%)

Adjusted EBITDA (2) $ 173.1 $ 199.7 $ 26.6 15%

Adjusted EBITDA Margin (2) 26% 31% 500 bps

(1) Excludes WorldCom settlements and reciprocal compensations settlements.

(2) Excludes WorldCom settlements, reciprocal compensation settlements, and $7 million in one time cost savings in Q4 2002.

Quarterly Revenue Mix .. . .

$            in millions

Q1 03 Q2 03 Q3 03 Q4 03 Q1 04

Adjusted Revenue(1)

Enterprise $ 66.9 $ 72.3 $ 74.3 $76.2 $ 78.9

Carrier

Carrier & ISPs 64.4 60.5 64.4 60.9 58.9

WorldCom 11.7 8.9 5.4 4.7 5.0

76.1 69.4 69.8 65.6 63.9

Related Parties 7.7 7.7 9.4 8.6 5.6

Service Revenue 150.7 149.4 153.5 150.4 148.4

Inter-carrier Comp. 14.3 13.4 9.9 9.8 10.9

Adjusted Revenue $ 165.0 $ 162.8 $ 163.4 160.2 159.3

Adj. EBITDA(1) $ 48.7 $ 50.2 $ 50.5 $ 49.7 $ 49.3

Adj. EBITDA Margin(1) 29% 31% 31% 31% 31%

(1) Excludes WorldCom settlements and reciprocal compensations settlements.

Regulation G Reconciliation (2) . . .

$            in millions Last 12 mo. ended

Q1 03 Q2 03 Q3 03 Q4 03 Q1 04 3/31/03 3/31/04

Reported Revenue $165.0 $162.8 $172.4 $169.4 $161.6 $691.9 $666.2

WorldCom Settlements - - (5.1) (9.2) (2.3) - (16.6)

Reciprocal Comp Settlements - - (3.9) - - (19.1) (3.9)

Adjusted Revenue(1) $165.0 $162.8 $163.4 $160.2 $159.3 $672.8 $645.7

Reported EBITDA $48.7 $50.2 $74.6 $58.9 $52.0 $199.2 $235.7

WorldCom Settlements - - (20.2) (9.2) (2.7) - (32.1)

Reciprocal Comp Settlements - - (3.9) - - (19.1) (3.9)

Onetime Cost Savings - - - - - (7.0) -

Adjusted EBITDA(1) $48.7 $50.2 $50.5 $49.7 $49.3 $173.1 $199.7

Reported EBITDA Margin 29% 31% 43% 35% 32% 29% 35%

Adjusted EBITDA Margin(1) 29% 31% 31% 31% 31% 26% 31%

(1)Excludes WorldCom settlements, reciprocal compensation settlements and $7 million of one time cost savings in Q4 2002.

(2) Please see the earnings press release at www.twtelecom.com for further details on financial measures.

Regulation G Reconciliation . . .

$            in millions Last 12 mo. ended

Q1 03 Q2 03 Q3 03 Q4 03 Q1 04 3/31/03 3/31/04

Net Loss $(33.3) $(29.0) $(5.7) $(21.3) $(38.8) $(356.3) $(94.8)

Cumulative effect of change 3.0 - - - - 3.0 -

in accounting principle

Income tax expense .2 .2 .2 .3 .2 .7 .9

Interest expense, net and 24.7 24.6 23.7 20.9 33.8 105.1 103.0 other income

Asset impairment change - - - - - 212.7 -

Depreciation, amortization 54.1 54.4 56.4 59.0 56.8 234.0 226.6 and accretion

EBITDA $48.7 $50.2 $74.6 $58.9 $52.0 $199.2 $235.7